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                                                                EXHIBIT 10.16E
June 18, 1996


Mr. Wei Yuan
President and Chief Executive Officer
Star Digitel Limited
6th Floor, Star Telecom Tower
414 Kwun Tong Road
Kwun Tong, Kowloon, Hong Kong

Dear Wei:

In consideration of the agreement of IWC China Limited ("IWC China") to waive the fulfillment of the condition precedent to its obligations to enter into and complete the "Second Closing" set forth in Section 10.3 of the Subscription Agreement, dated as of September 23, 1996, among Star Telecom Holding Limited ("STHL"), Star Digitel Limited ("Digitel") and International Wireless Communications, Inc. ("IWC"), we would like to obtain the following assurances from Digitel:

Digitel shall indemnify, defend and hold harmless IWC China and its directors, officers, employees, affiliates, successors and assigns (each, an "Indemnified Party") from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between Digitel and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, relating to or otherwise in respect of any claims which shall be pending or, to the knowledge of IWC China, STHL or Digitel, threatened before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, the Subscription Agreement or the consummation of the Contemplated Transactions or that has had or may have, in the reasonable judgment of IWC China, a materially adverse effect on the Condition of the Companies. Capitalized terms used but not defined herein shall have the respective meanings specified in the Subscription Agreement.

     Please acknowledge your acceptance by counter-signing below.

                                   Sincerely,

STAR DIGITEL LIMITED               IWC CHINA LIMITED


By: /s/ Wei Yuan                    By: /s/ Hugh B.L. McClung
   ------------------------------      ---------------------------------
     Wei Yuan                            Hugh B. L. McClung
     President and Chief                 Vice-Chairman and
     Executive Officer                   Managing Director, Asia